Exhibit 10.2(k)

SECOND AMENDMENT TO THE
2017 ANTHEM INCENTIVE COMPENSATION PLAN
Pursuant to rights reserved under Section 17.1 of the 2017 Anthem Incentive Compensation Plan (the “Plan”), Anthem, Inc. amends the Plan, effective for grants awarded on and after July 1, 2018, to provide as follows:
1.Section 3.3(d) is amended in its entirety to read as follows:
(d)    determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs, provided that, any Award (other than a Cash-Based Award) granted under the Plan shall have a minimum vesting period and/or a minimum Period of Restriction of one (1) year following the grant date of any such Award; provided further that, the foregoing limitations shall apply to 95% of all such Awards granted under the Plan.
*    *    *
IN WITNESS WHEREOF, the following authorized officer has executed this Second Amendment to evidence its adoption by Anthem, Inc. this 6th day of August, 2018.
ANTHEM, INC.

By:     /s/ Gail K. Boudreaux
Gail K. Boudreaux
President & CEO

1